Exhibit 99.1

Independent Auditor’s Report

To the Board of Directors
Barfresh, Inc.
Denver, Colorado

We have audited the accompanying balance sheets of Barfresh, Inc. (a Development Stage Company), as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2010, the period December 4, 2009 (inception) through December 31, 2009 and for the period December 4, 2009 (inception) through December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we do not express such an opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Barfresh, Inc (a Development Stage Company) as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the year ended December 31, 2010, the period December 4, 2009 (inception) through December 31, 2009 and for the period December 4, 2009 (inception) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net equity deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Greenwood Village, CO
December 13, 2011

www.eidebailly.com
5299 DTC Blvd., Ste. 1000 | Greenwood Village, CO 80111-3329 | TF 877.882.9856 | T 303.770.5700 | F 303.770.7581 | EOE

Barfresh Inc.
(A Development Stage Company)
Balance Sheets
December 31, 2010 and 2009

	2010	2009
Assets
Current assets	$-	$-
Intangible asset, net of amortization	21,501	-
Total Assets	21,501	-

Liabilities And Stockholders’ Equity
Current liabilities:
Amount due to related party	$45,371	$-
Total liabilities	45,371	-

Commitments and contingencies

Stockholders’ equity:
Common stock, no par value;10,000 shares authorized; 1,000 shares issued and outstanding at December 31, 2010 and 2009	1,000	1,000
Deficit accumulated during development stage	(24,870)	(1,000)
Total stockholders’ deficit	(23,870)	-
Total Liabilities And Stockholders’ Equity	$21,501	$-

See the accompanying notes to the financial statements

Barfresh Inc.
(A Development Stage Company)
Statements of Operations

		For the period from	For the period from
		Inception,	Inception,
	For the year ended	December 4, 2009 through	December 4, 2009 through
	December 31,	December 31,	December 31,
	2010	2009	2010
Operating expenses:
General and administrative	$23,446	$1,000	$24,446
Amortization	424	-	424
Total operating expenses	23,870	1,000	24,870

(Loss) before income taxes	(23,870)	(1,000)	(24,870)

Provision for income taxes	-	-	-

Net (loss)	$(23,870)	$(1,000)	$(24,870)

Per share information - basic and fully diluted:
Weighted average shares outstanding	1,000	1,000	1,000
Net (loss) per share	$(23.87)	$(1.00)	$(24.87)

See the accompanying notes to the financial statements

Barfresh Inc.
(A Development Stage Company)
Statement of Stockholders' Deficit
For the Period From December 4, 2009 (Inception) to December 31, 2010

	Shares	Amount	Deficit Accumulated During Development Stage	Total
Issuance of common stock, no par value	1,000	$1,000	$-	$1,000

Net loss for the period			(1,000)	(1,000)

Balance December 31, 2009	1,000	1,000	(1,000)	-

Net loss for the period			(23,870)	(23,870)

Balance December 31, 2010	1,000	$1,000	$(24,870)	$(23,870)

See the accompanying notes to the financial statements

Barfresh Inc.
(A Development Stage Company)
Statements of Cash Flows
For the Period From December 4, 2009 (Inception) Through December 31, 2010

		For the period From	For the period From
		Inception,	Inception,
	For the year ended	December 4, 2009 through	December 4, 2009 through
	December 31,	December 31,	December 31,
	2010	2009	2010
Cash flows from operating activities:
Net loss for the period	$(23,870)	$(1,000)	$(24,870)
Adjustments to reconcile net loss to net cash used in
operating activities:
Amortization of patent	424	-	424
Changes in operating assets and liabilities
Amount due related party	45,371	-	45,371
Net cash provided by (used in) operations	21,925	(1,000)	20,925

Cash flow from investing activities:
Investment in patent	(21,925)	-	(21,925)
Net Cash used in investing activities	(21,925)	-	(21,925)

Cash flow from financing activities:
Issuance of common stock for cash	-	1,000	1,000
Net cash provided by financing activities	-	1,000	1,000

Net increase (decrease) in cash and cash equivalents	-	-	-
Cash and cash equivalentsat beginning of period	-	-	-
Cash and cash equivalentsat end of period	$-	$-	$-

Supplemental cash flow information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See the accompanying notes to the financial statements

Barfresh Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 1.  Nature of Business

Barfresh Inc. (“we,” “us,” “our,” and the “Company”) was incorporated on December 4, 2009 in the State of Nevada.  The Company was formed to engage in business to manufacture and market ready to blend beverages.

We are in the development stage as defined under theFinancial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915 Development Stage Entities (“ASC915”). The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  Our operations have been limited to acquiring the necessary technology to begin manufacturing and to explore the market for our products in the United States.

Note 2.Summary of Significant Accounting Policies

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplates continuation of the Company as a going concern. We are in the development stage and have not as yet generated operating revenues and have incurred losses to date of $24,870. To date we have funded our operations through advances from a related party. We intend to raise additional funding through third party equity or debt financing. There is no certainty that funding will be available as needed. These factors raise substantial doubt about our ability to continue operating as a going concern. Our ability to continue our operations as a going concern, realize the carrying value of our assets, and discharge our liabilities in the normal course of business is dependent upon our ability to raise capital sufficient to fund our commitments and ongoing losses, and ultimately generate profitable operations.

Intangible
Intangible asset is comprised of patents, net of amortization. The patent costs are being amortized over the life of the patent which is twenty years from the date of filing the patent application.  In accordance with ASC Topic 350 Intangibles – Goodwill and Other (“ASC 350”),the costs of internally developing other intangible assets, such as patents, are expensed as incurred. However, as allowed by ASC 350, legal fees and similar costs relating to patents have been capitalized.

Long-Lived Assets
In accordance with ASC 350, an intangible asset that is subject to amortization shall be reviewed for impairment in accordance with the ASC Topic 360 Property, Plant and Equipment(“ASC 360”).  Under ASC 360, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized as the amount by which the carrying amount of the asset exceeds the fair value of the asset. Fair value is determined using forecasted cash flows discounted using an estimated average cost of capital.

All of the judgments and assumptions made in preparing the cash flow projections are consistent with our other financial statement calculations and disclosures. The assumptions used in the cash flow projections are consistent with other forward-looking information prepared by us, such as those used for internal budgets, discussions with third parties, and/or reporting to management or the board of directors. However, projecting the cash flows for the impairment analysis involves significant estimates with regard to the acceptance of the Company’s products, and it is reasonably possible that the estimates of cash flows may change in the near term.

Barfresh Inc.
(A Development Stage Company)
Notes to Financial Statements
(Continued)

There has been no impairment as of December 31, 2010.

Use of Estimates
The preparation of financial statements in accordance with GAAP requires management to makeestimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

Income Taxes
The provision for income taxes is determined in accordance with the provisions of ASC Topic 740, Accounting for Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements, uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the years ended December 31, 2010 and 2009 we did not have any interest and penalties associated with tax positions. As of December 31, 2010 and 2009, we did not have any significant unrecognized uncertain tax positions.

Earningsper Share
We calculate net loss per share in accordance with ASC Topic 260, Earnings per Share.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period, and diluted earnings per share is computed by including common stock equivalents outstanding for the period in the denominator. At December 31, 2010 and 2009 there were no common stock equivalents outstanding and any equivalents would have been anti-dilutive as we had losses for the periods then ended.

Fair Value Measurement
ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Barfresh Inc.
(A Development Stage Company)
Notes to Financial Statements
(Continued)

Level 1 - Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 - Pricing inputs are other than quoted prices in active markets, but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 - Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of amounts due to a related party. The carrying value of amounts due to a related to party approximateits fair value due to its short maturities.

Research and Development
Expenditures for research activities relating to product development and improvement are charged to expense as incurred. Such expenditures amounted to $3,153for the year ended December 31, 2010,no costs were incurred for the period from inception, December 4, 2009, to December 31, 2009 and $3,153 were incurred for the period from inception, December 4, 2009, to December 31, 2010.

Recent Pronouncements
We have reviewed all recently issued, but no yet effective, accounting pronouncements and do not believe the future adoptions of any such pronouncements may be expected to cause a material impact on our financial condition or the results of operations.

Note 3.  Intangible Assets

As of December 31, 2010 intangible asset consists of patent costs of $21,925 less accumulated amortization of $424.  In December of 2009, we entered into a contract whereby our two shareholders would assign to us certain intellectual property related to certain patent applications filed in the United States and Canada in respect to the ingredient pack for an individual smoothie.  The assignment was completed in November 2011.  Since the patent is to be acquired from shareholders of the company it will be recorded at the transferors’ historical cost basis determined under GAAP.

The amounts carried on the balance sheet representlegal fees and similar costs relating to the patents incurred by the company. The original filing date of the patent was December 4, 2007 and expires on December 3, 2027.  Amortization is calculated on the above dates.  The amount charged to expenses for amortization of the patent costs was $424 for the year ended December 31, 2010 and none for the period from inception, December 4, 2009, to December 31, 2009 and $424 for the period from inception, December 4, 2009 through December 31, 2010.

Barfresh Inc.
(A Development Stage Company)
Notes to Financial Statements
(Continued)

Estimated amortization expense related to the patent as of December 31, 2010 is as follows:

Year	Total Amortization
2011	$1,271
2012	1,271
2013	1,271
2014	1,271
2015	1,271
Later years	15,146
$21,501

Note 4.  Amount Dueto Related Party

Amount due to related party represents amounts paid on our behalf by a company under common control of our two shareholders. These advances are non-interest bearing. We have agreed to repay these advances when we have raised at least $1,000,000 in either debt or equity. The company under common control is located in Australia and is in the same line of business that we are in, however, they do not conduct business in the United States or Canada.

Note 5.  Stockholders’ Deficit

In December 2009 we issued 1,000 shares of our no par value common stock for $1,000 in cash.

Note 6.  Income Taxes

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate before provision for income taxes. The sources and tax effect of the differences are as follows:

	2010	2009
Income tax provision at the federal statutory rate	34.0%	34.0%
State income tax rate, net of federal benefit	3.3%	3.3%
Effect of net operating loss	(37.3%)	(37.3%)
	0.0%	0.0%

Components of the net deferred income tax assets at December 31, 2010 and 2009 were as follows:

	2010	2009
Net operating loss carryover	$8,904	$340
Valuation allowance	(8,904)	(340)
	-	-

ASC 740 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of evidence, it is more than likely than not that some portion or all of the deferred tax assets will not be recognized. After consideration of all the evidence, both positive and negative, management has determined that a $8,904 and $340 allowance at December 31, 2010 and 2009, respectively, is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized. The change in the valuation allowance for the current year is $8,564.

Barfresh Inc.
(A Development Stage Company)
Notes to Financial Statements
(Continued)

As of December 31, 2010, we have a net operating loss carry forward of approximately $25,000.  The loss will be available to offset future taxable income.  If not used, this carry forward will expire as follows:

2029	$1,000
2030	$24,000

Note 7.  Business Segments

We operate in only one segment and geographic location.

Note 8.  Subsequent Events

We evaluated subsequent events through December 13, 2011 and determined that the following events require recognition or disclosure:

Subsequent to December 31, 2010 the related party disclosed in Note 4 above paid an additional $98,640 to third parties on our behalf.

On November 15, 2011 the transfer of the patent referred to in Note 3 was completed.  We issued two shares of our no par value common stock in consideration of the transfer.  In accordance with Securities and Exchange Commission Staff Accounting Bulletin Topic 5, nonmonetary assets transferred to a company by its shareholders in exchange for stock, normally should be recorded at the transferors’ historical cost basis determined under GAAP.  Accordingly we assigned a nominal value of $1.00 per share to the stock.

On November 22, 2011 we borrowed $20,000 from an unrelated third party.  We executed a note which bears interest at the rate of 10% per annum and is due the earlier of May 22, 2012 or when we have received proceeds of $200,000 from any financing transaction.